Exhibit 99.1

United States 12 Month Oil Fund, LP
Monthly Account Statement
For the Month Ended February 28, 2019

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$(379,444)
Unrealized Gain (Loss) on Market Value of Futures	4,350,224
Dividend Income	23,347
Interest Income	84,612
Total Income (Loss)	$4,078,739

Expenses
General Partner Management Fees	$27,924
Professional Fees	11,853
Brokerage Commissions	589
Non-interested Directors' Fees and Expenses	562
Prepaid Insurance Expense	447
NYMEX License Fee	698
Total Expenses	$42,073
Net Income (Loss)	$4,036,666

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 2/1/19	$58,631,272
Net Income (Loss)	4,036,666

Net Asset Value End of Month	$62,667,938
Net Asset Value Per Share (2,850,000 Shares)	$21.99

To the Limited Partners of United States 12 Month Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended February 28, 2019 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States 12 Month Oil Fund, LP

United States Commodity Funds LLC
1850 Mt. Diablo Boulevard, Suite 640
Walnut Creek, CA 94596